TRUST COMPANY BANK


              Confirmation of Interest Rate Swap Transaction


                                                          November 14, 1994


Gilbert L. Danielson
Chief Financial Officer
Aaron Rents, Inc.
309 East Paces Ferry Road, N.E.
Atlanta, GA 30305


Dear Mr. Danielson:

     The purpose of this letter agreement is to set forth the terms and conditions of the Rate Swap Transaction entered into between you and Trust Company Bank on the Trade Date specified below (the "Rate Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Interest Rate and Currency Exchange Agreement specified below.

     The definitions and provisions contained in the 1991 ISDA
Definitions published by the International Swap Dealers
Association, Inc. are incorporated by reference into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms a part of, and is subject to the Interest Rate and Currency Exchange Agreement (a "Swap Agreement"), as amended and supplemented from time to time between you and Trust Company Bank. All provisions contained or incorporated by reference in the Swap Agreement shall govern this Confirmation except as expressly modified below.

     Each party is hereby advised, and each such party acknowledges, that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken other material actions in reliance upon the parties' entry in the Rate Swap Transaction to which this Confirmation relates on the terms and conditions set forth below.

     This Confirmation will be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and wholly performed within the State of Georgia.

2. The terms of the particular Rate Swap Transaction to which this Confirmation relates are as follows:

     Type of Transaction:                    Rate Swap

     Notional Amount:                   US$ 10,000.000.00

     Trade Date:                        November 14, 1994

     Effective Date:                         November 16, 1994

     Termination Date:                  November 16, 1997,
                                        subject to adjustment in
                                        accordance with the
                                        Following Business Day
                                        Convention

Fixed Amounts:

     Fixed Rate Payer:                  Aaron Rents, Inc.

     Fixed Rate Payer Payment Dates:    Payment dates are on the
                                        16th day of every
                                        February, May, August,
                                        and November, beginning
                                        February 16, 1995 and
                                        terminating on the
                                        Termination Date, subject
                                        to adjustment in
                                        accordance with the
                                        Following Business Day
                                        Convention.

     Fixed Rate Payer Initial
               Calculation Period:      From and including the
                                        Effective Date to but
                                        excluding February 16,
                                        1995.

     Fixed Rate:                        7.5300% per annum

     Fixed Rate Day Count Fraction:     Actual/360

Floating Amounts:

     Floating Rate Payer:               Trust Company Bank

     Floating Rate Payer Payment Dates: Payment dates are on the
                                        16th day of every
                                        February, May, August,
                                        and November, beginning
                                        February 16, 1995 and
                                        terminating on the
                                        Termination Date, subject
                                        to adjustment in
                                        accordance with the
                                        Following Business Day
                                        Convention.
     Floating Rate Payer Initial
     Calculation Period                 From and including the
                                        Effective Date to but
                                        excluding February 16,
                                        1995.

     Floating Rate for initial
     Calculation Period:                5.81250%

     Floating Rate Option:              USD-LIBOR-BBA

     Designated Maturity:               3 months

     Spread:                            Inapplicable

     Floating Rate Day Count Fraction:  Actual/360

     Reset Dates:                       The first Business Day of
                                        each Floating Rate Payer
                                        Calculation Period.

     Compounding:                       Inapplicable

     Calculation Agent:                 Trust Company Bank
     Business Days                      New York

3.   Other Provisions

     (i) "USD-LIBOR" means that the rate for a Reset Date will be the rate for deposits in Dollars for a period of the Designated Maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on two business days prior to the Reset Date. If such rate does not appear on the Telerate Page 3750, the rate for that Reset Date will be determined as if the parties had specified "LIBOR (Reference Banks)" as the applicable Floating Rate Option.

     (ii) "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rate for Dollar deposits.)

4.   Account Details:

     Payments to Floating Rate Payer:


                              [please advise]


     Payments to Fixed Rate Paver:

          Trust Company Bank
          ABA# 061000104
          Bond Wire Clearing, Center 095
          Attn: Judy Keane-Dawes


5.   Offices

     (a)  The Office of Fixed Rate Payer for the Rate Swap
Transactions is its Georgia office; and

     (b)  The Office of Floating Rate Payer for the Rate Swap
Transaction is its Georgia office.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this copy of this Confirmation and sending the same to us by return facsimile transmission at (404)230-1434 to the attention of Mark Brown or Mark Lutostansky.

                              Very truly yours,

                              TRUST COMPANY BANK



                              By:   /s/ Wadley H. Duckworth

                              Name:     Wadley H. Duckworth
                              Title:    Senior Vice President



                              By:   /s/ John P. Goese

                              Name:     John P. Goese
                              Title:    Assistant Vice President



Accepted and Confirmed as
of the Date First Written:

AARON RENTS, INC.



By:    /s/ Gilbert L. Danielson
Name:  Gilbert L. Danielson
Title: VP - Finance


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Title: